Exhibit A
JOINT FILING AGREEMENT
The undersigned hereby agree that this Statement on Schedule 13D filed December 29, 2006 with respect to the shares of common stock, $0.01 par value per share of CTC Media, Inc., a Delaware corporation, and any further amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the United States Securities Exchange Act of 1934.

ALFA CAPITAL HOLDINGS (CYPRUS) LTD.

December 29, 2006

Date

/s/ Andriy Glavatskyy

Signature

Andriy Glavatskyy, Director

Name/Title

ABH FINANCIAL LIMITED

December 29, 2006

Date

/s/ Pavel Nazarian

Signature

Pavel Nazarian, Director

Name/Title

ABH HOLDINGS CORP.

December 29, 2006

Date

/s/ Pavel Nazarian for and on behalf of Alfa Finance Holdings S.A.

Signature

Pavel Nazarian for and on behalf of Alfa Finance Holdings S.A., Director

Name/Title

ALFA CTC HOLDINGS LIMITED

December 29, 2006

Date

/s/ Maria Pitta

Signature

Maria Pitta, Director

Name/Title

ALFA FINANCE HOLDINGS S.A.

December 29, 2006

Date

/s/ Pavel Nazarian

Signature

Pavel Nazarian, Attorney-in-fact

Name/Title

CTF HOLDINGS LIMITED

December 29, 2006

Date

/s/ Franz Wolf

Signature

Franz Wolf, Director

Name/Title

CROWN FINANCE FOUNDATION

December 29, 2006

Date

/s/ Franz Wolf

Signature

Franz Wolf, Attorney-in-fact

Name/Title